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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT ACCOUNTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 20, 2001 relating to the financial statements and financial statement schedule, which appear in drkoop.com, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 19, 2001 relating to the financial statements of IVonxy Group Services, Inc. and Subsidiaries, which appears in the report on Form 8-K/A of drkoop.com, Inc. filed on November 1, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

                                          PricewaterhouseCoopers LLP

Austin, Texas
November 20, 2001